UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

AMAG PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

MSMB CAPITAL MANAGEMENT LLC
IRONMAN ACQUISITION, LP
IRONMAN ACQUISITION GP, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

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    (2)   Aggregate number of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)   Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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MSMB FILES DEFINITIVE PROXY STATEMENT IN OPPOSITION TO
AMAG PROPOSED STOCK ISSUANCE

- ISS Recommends that AMAG Shareholders Vote AGAINST the Allos Transaction-

NEW YORK, October 19, 2011—MSMB Capital Management announced today that it has filed  definitive proxy solicitation materials with the Securities and Exchange Commission to solicit votes AGAINST the issuance of shares of common stock of AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) in connection with the proposed merger with Allos Therapeutics, Inc.  MSMB continues to encourage AMAG stockholders to vote AGAINST a transaction that will result in the stockholders of Allos owning 39% of AMAG.

“The stockholders of AMAG deserve better than to overpay for Allos,” said Martin Shkreli, the Chief Investment Officer of MSMB.  “Over the past four years, the AMAG board of directors, presided over an 80% decline in the value of AMAG stock, granted Dr. Pereira a $100,000 raise and massive change of control payment despite management falling "well short" of meeting the performance goals of the board and approved a value-destroying transaction."  Mr. Shkreli continued.  "As Allos acknowledged on Friday, Dr. Pereira, Mr. Narachi and Paul Berns, the Allos Chief Executive Officer, have a long-standing personal relationship and it is possible that such relationship clouded Dr. Periera’s and Mr. Narachi’s judgment in negotiating the transaction with Allos.  The proposed merger has been referred to by TheStreet.com as the ‘Worst Bio-Merger in History’ and Citi Investment Research has stated that the '[m]erger makes no sense'” Mr. Shkreli concluded.

MSMB encourages all AMAG stockholders to vote AGAINST the proposed share issuance and to send a message to the officers and directors of AMAG that they need to prioritize the interests of the stockholders in operating AMAG.

THIS PRESS RELEASE IS NOT A PROXY STATEMENT, NOR IS IT A SOLICITATION OF ANY PROXY.  PLEASE READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2011 AND OTHER SOLICITATION MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS, INCLUDING, BUT NOT LIMITED TO, MSMB CAPITAL MANAGEMENT, IRONMAN ACQUISITION, LP AND IRONMAN ACQUISITION GP, LLC, THE PROPOSALS THEY ARE ASKING THE STOCKHOLDERS OF AMAG TO VOTE AGAINST AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN AMAG. YOU MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT AT THE SEC’S WEB SITE AT http://www.sec.gov/. A FREE COPY OF THE DEFINITIVE PROXY STATEMENT MAY BE OBTAINED FROM INNISFREE M&A INCORPORATED, 501 MADISON AVENUE 20TH FLOOR, NEW YORK, NY 10022, TOLL FREE TELEPHONE NUMBER: (877) 717-3929 or www.msmbcap.com.

Certain Information Regarding Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of MSMB and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements. MSMB undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes except as required by securities laws. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

About MSMB Capital

MSMB Capital is an investment firm focused on global healthcare and biotechnology opportunities and long-term investments. MSMB identifies and pursues investments in both the private and public markets. MSMB identifies investment opportunities and seeks to maximize value and create opportunities.

MSMB Capital Management LLC

Martin Shkreli, 212-983-1310
Chief Investment Officer
or
Innisfree M&A Incorporated
Scott Winter / Mike Brinn, 212-750-5833